Ex. 10.3

[TW Letterhead]

April 30, 2012
Central European Media Enterprises Ltd.
c/o CME Media Services Ltd.
Kříženeckého náměstí 1078/5
152 00 Prague 5 - Barrandov
Czech Republic

Ladies and Gentlemen:

Reference is made herein to the Investor Rights Agreement (as amended, the “Investor Rights Agreement”), dated as of May 18, 2009, by and among Ronald S. Lauder, RSL Savannah LLC, RSL Investment LLC, RSL Investments Corporation, RSL Capital LLC, Central European Media Enterprises Ltd. (the “Company”) and the undersigned.  Capitalized terms used in this letter agreement without definition shall, unless otherwise specified below, have the meanings ascribed to them in the Investor Rights Agreement.

We understand that the Company may conduct one or more offerings of Proposed Securities.  This letter agreement defines the exercise of certain preemptive rights set forth in Section 7 of the Investor Rights Agreement (as modified by the terms hereof, the “Preemptive Rights”) with respect to such offerings of Proposed Securities.

We have entered into a Subscription and Equity Commitment Agreement, dated as of the date hereof (the “Subscription Agreement”), with the Company pursuant to which we have agreed, among other things, to purchase Class A Common Shares for cash in such amounts as would increase our percentage ownership of the Company’s outstanding Relevant Equity Securities (as defined in the Subscription Agreement) to 40% (the “Subscription Shares”) at a price per share of $7.51 (the “TW Purchase Price”), subject to certain conditions to closing contained therein.  In addition, an affiliate of ours has entered into a Term Loan Facilities Credit Agreement, dated as of the date hereof (the “Facility Agreement”), with the Company pursuant to which it has agreed to make certain loans to the Company (the “Time Warner Loans”).

In consideration of the mutual covenants and promises contained herein and in the Subscription Agreement and the Facility Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             We hereby agree to exercise the Preemptive Rights, in the manner described in this letter agreement, with respect to:

a.	issuances of Class A Common Shares by the Company in exchange for certain of the Company’s outstanding convertible debt securities (each, an “Exchange Transaction”); and

b.	issuances of Class A Common Shares in public or private offerings for cash (each, an “Equity Offering”).

2.             Following the first drawing of the Time Warner Loans by the Company (the “Loan Disbursement Date”), payment for the Class A Common Shares to be purchased pursuant to the Preemptive Rights exercised hereunder (the “Shares”) may be satisfied by evidence of the cancellation of all or a portion of the outstanding principal amount and accrued interest (calculated up to and including the day prior to the closing of the applicable Exchange Transaction or Equity Offering), penalties and/or fees on the Time Warner Loans in an amount equal to the number of Shares to be purchased by us, multiplied by the relevant purchase price for such Shares, as determined pursuant to Paragraphs 3 and 4 below. Payment will be satisfied upon our providing to the Company a statement evidencing such cancellation, setting forth the amount of the Time Warner Loans and accrued interest (calculated up to and including the day prior to the closing of the applicable Exchange Transaction or Equity Offering), penalties and/or fees to be cancelled and the number of Shares to be issued and the corresponding purchase price for such Shares, which shall be countersigned by the Company upon its agreement with the calculations.

3.             In the event the Company agrees to issue Class A Common Shares in an Exchange Transaction or Equity Offering at an offering price that is lower than the TW Purchase Price:

a.
to the extent we may deliver evidence of the cancellation by us or one of our Affiliates of an amount of the Time Warner Loans pursuant to Paragraph 2 in payment of all or a portion of the purchase price for Shares, we shall purchase at the offering price the amount of Shares calculated in accordance with Section 7.1(b) of the Investor Rights Agreement (which calculation shall be made substituting “Relevant Equity Securities” for “Equity Securities” and assuming the percentage of Relevant Equity Securities we own is equal to at least 40%) in consideration of delivering such evidence; and

b.
after the Time Warner Loans have been repaid in full, or if no Time Warner Loans are outstanding at such time, we shall have the option to purchase at the offering price, for cash, the amount of Shares calculated in accordance with Section 7.1(b) of the Investor Rights Agreement (which calculation shall be made substituting “Relevant Equity Securities” for “Equity Securities” and assuming the percentage of Relevant Equity Securities we own is equal to at least 40%).

4.             In the event the Company agrees to issue Class A Common Shares in an Exchange Transaction or Equity Offering at an offering price that is equal to or greater than the TW Purchase Price:

a.
to the extent we may deliver evidence of the cancellation by us or one of our Affiliates of an amount of the Time Warner Loans pursuant to Paragraph 2 in payment of all or a portion of the purchase price for Shares, we shall purchase at the TW Purchase Price the amount of Shares calculated in accordance with Section 7.1(b) of the Investor Rights Agreement (which calculation shall be made substituting “Relevant Equity Securities” for “Equity Securities” and assuming the percentage of Relevant Equity Securities we own is equal to at least 40%) in consideration of delivering such evidence; and

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b.
after the Time Warner Loans have been repaid in full, or if no Time Warner Loans are outstanding at such time, we shall have the option to purchase in connection with an Equity Offering at the offering price, and in an Exchange Transaction at the TW Purchase Price, for cash, the amount of Shares calculated in accordance with Section 7.1(b) of the Investor Rights Agreement (which calculation shall be made substituting “Relevant Equity Securities” for “Equity Securities” and assuming the percentage of Relevant Equity Securities we own is equal to at least 40%).

5.             With respect to the Exchange Transactions, we hereby waive the Company’s obligations under Section 7.1(a) of the Investor Rights Agreement to provide prior written notices regarding Exchange Transactions that occur during the term of this letter agreement.  Prior to any Equity Offering that is not subject to the conditions of Section 7.3 of the Investor Rights Agreement (a “Private Equity Offering”), the Company shall provide written notice to us no less than three (3) business days prior to the commencement of marketing efforts with respect to such Private Equity Offering describing the type of transaction and anticipated size of the offering.  Within one (1) business day following the completion of any Exchange Transaction or Private Equity Offering, the Company shall provide us with the offering price, the number of Class A Common Shares issued in the Exchange Transactions or Private Equity Offering, as the case may be, copies of all agreements relating to such Exchange Transactions or Private Equity Offering, as the case may be, together with a certificate executed by an officer of the Company certifying that such agreements and transaction details are true and correct, and such other documentation or information as we may reasonably request in order to evaluate the Exchange Transactions or Private Equity Offering.

6.             The issuance of Shares shall occur as promptly as reasonably practicable following the closing of the respective Exchange Transaction or Equity Offering and the delivery to us of the information and documents contemplated by paragraph 5 above.  Notwithstanding the foregoing, to the extent an Exchange Transaction or an Equity Offering closing occurs prior to the Company’s General Meeting (as defined in the Subscription Agreement), the issuance of the Shares will occur on the earlier of (a) five (5) business days after the General Meeting and (b) the date of the closing of issuance and sale of the Subscription Shares, but immediately prior to the issuance thereof.  For the avoidance of doubt, in connection with an Equity Offering, the Shares to be purchased by us pursuant to the terms hereof shall be a portion of the Equity Securities offered by the Company in such Equity Offering.  In connection with our purchase of Shares in any non-Private Equity Offering, we shall enter into customary lock-up agreements and registration rights waivers as any managing underwriter of such non-Private Equity Offering may reasonably request.

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7.             We acknowledge our understanding that the offering and sale of Shares pursuant to the Preemptive Rights are intended to be exempt from registration under the Securities Act; provided, however, that in the case of an Equity Offering that is conducted pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Company may request that we purchase the shares to be sold to us in such Equity Offering under such registration statement.  We qualify as an accredited investor within the meaning of Regulation D promulgated under the Securities Act.  The Shares shall bear the restrictive legends contained in Section 4.1 of the Subscription Agreement.

8.             We hereby waive any Preemptive Rights with respect to issuance of Class A Common Shares by the Company in connection with the transactions contemplated by the Subscription Agreement and the issuance of 2,000,000 Class A Common Shares to RSL Capital LLC (the “RSL Shares”) pursuant to a subscription agreement with the Company, dated as of the date hereof (the “Subscription Transactions”) in the event that the issuance and sale of the RSL Shares to RSL Capital LLC occurs on or after the issuance and sale to us of the Class A Common Shares pursuant to the Subscription Agreement; provided, however, that such waiver shall not limit the inclusion of such Class A Common Shares as outstanding Relevant Equity Securities when calculating our rights to acquire shares hereunder or pursuant to the Subscription Agreement (i.e. in calculating the 40% ownership threshold), and hereby further waive the Company’s obligations under Section 7.1 of the Investor Rights Agreement to provide prior written notices regarding the Subscription Transactions.

9.             This letter agreement will be terminated and will be of no further effect on the Outside Date, in the event no Time Warner Loans have been drawn on or before such date, or the earlier of the date that is 180 days following the Loan Disbursement Date and the date that all Time Warner Loans have been repaid in full; provided, however, that with respect to Exchange Transactions at a price equal to or greater than the TW Purchase Price, this letter agreement shall not terminate upon repayment of the Time Warner Loans in full.

10.           Subject to the foregoing, our obligations to purchase Shares in connection with any Exchange Transactions or Equity Offerings are binding, and, except as may be modified by the foregoing terms, all terms and conditions of the Investor Rights Agreement will apply to our purchase.

11.           By countersigning below, you acknowledge and agree to the terms herein.

[Signature Page Follows]

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Sincerely,

TIME WARNER MEDIA HOLDINGS B.V.

By:	/s/ Steven Kapner
Name: Steven Kapner
Title: Director

[Preemptive Rights Letter Agreement – Signature Page]

Acknowledged and Agreed:

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:	/s/ David Sach
Name: David Sach
Title: Chief Financial Officer

[Preemptive Rights Letter Agreement – Signature Page (cont.)]

Acknowledged and Agreed:

RSL SAVANNAH LLC

By:	/s/ Ronald S. Lauder
Name: Ronald S. Lauder
Title: Sole Member

RSL CAPITAL LLC

By:	/s/ Ronald S. Lauder
Name: Ronald S. Lauder
Title: Sole Member and President

RSL INVESTMENTS CORPORATION

By:	/s/ Ronald S. Lauder
Name: Ronald S. Lauder
Title: Chairman

/s/ Ronald S. Lauder
Ronald S. Lauder

[Preemptive Rights Letter Agreement – Signature Page (cont.)]